UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 24, 2026

VerifyMe, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39332	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 International Parkway, Fifth Floor, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(585) 736-9400

_____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRME	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 24, 2026, at the Annual Meeting of Stockholders (“Annual Meeting”) of VerifyMe, Inc. (the “Company”), the proposals set forth below were submitted to the company’s securityholders. The aggregate number of shares of common stock entitled to vote at the Annual Meeting, on an as converted basis, was 13,309,640. Approximately 6,168,364 shares (representing 46.34% of total shares of common stock entitled to vote, on an as converted basis) were present or represented by proxy at the Annual Meeting. The voting results for the proposals are as follows:

1. The Company’s stockholders approved, pursuant to Nasdaq Listing Rule 5635(a), the issuance of shares of the Company’s common stock to each holder of outstanding ordinary shares of Open World, Ltd. (“OpenWorld”), each holder of an OpenWorld Simple Agreement For Future Equity, and Each Holder of OpenWorld Options that will be assumed by the Company, which will represent more than 20% of the shares of the Company’s common stock outstanding immediately prior to the Merger by and among the Company, VRME Subsidiary Corp., and OpenWorld, pursuant to which VRME Subsidiary Corp. will merger with and into OpenWorld, with OpenWorld surviving the merger as a wholly owned subsidiary of VerifyMe (the “Merger”), and the stockholders also approved, in the event such share issuance constitutes a change of control, pursuant to Nasdaq Listing Rule 5635(b), the change of control resulting from the Merger and the other transactions contemplated by the Merger Agreement.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
6,071,943	89,082	7,339	0

2. The Company’s stockholders elected the following nominees as directors, each to serve for a one-year term expiring in 2027 and until their successors are duly elected and qualified, or until the director’s earlier death, resignation or removal.

Director Nominee	Votes For	Authority Withheld	Broker Non-Votes
Marshall Geller	6,037,092	131,272	0
Howard Goldberg	5,850,262	318,102	0
Scott Greenberg	5,767,151	401,213	0
Adam H. Stedham	6,021,769	146,595	0
David Edmonds	6,037,337	131,027	0

3. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
5,456,128	360,245	351,991	0

4. The Company’s stockholders approved the Fourth Amendment to the VerifyMe 2020 Equity Incentive Plan (the “Plan”) to increase the authorized number of shares available for future issuance under the Plan.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
5,270,783	511,244	386,337	0

5. The Company’s stockholders ratified the selection of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
6,095,592	57,782	14,990	0

6. The Company’s stockholders did not approve to and conditioned upon the consummation of the Merger, an amendment to the Company’s Amended and Restated Articles of Incorporation, to authorize a new form of capital stock called blockchain common stock in the amount of 500,000,000 shares, par value $0.001 per share, to serve as a new “blank check” class of capital stock issuable in one or more series. Approval of this proposal would have required the affirmative vote of more than 50% of the voting power of our issued and outstanding shares of common stock.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
5,539,585	594,135	34,644	0

7. The Company’s stockholders did not approve, subject to and conditioned upon the consummation of the Merger, an amendment to the Company’s Amended and Restated Articles of Incorporation, to make an express election permitting the distributions that would otherwise be prohibited by Nevada Revised Statutes 78.288(2)(B), and make certain other administrative and miscellaneous changes, including the change of the Company’s corporate name to “OpenWorld, Inc.” Approval of this proposal would have required the affirmative vote of more than 50% of the voting power of our issued and outstanding shares of common stock.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
6,062,460	96,610	9,294	0

8. The Company’s stockholders approved a proposal to adjourn the Annual Meeting from time to time, if necessary or appropriate, including to solicit additional or proxies if there are not sufficient votes to approve one or more proposals at the Annual Meeting.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
5,703,929	454,654	9,781	0

Although Proposals 6 and 7 were not approved by the Company’s stockholders, the Company determined that an adjournment of the Annual Meeting was not necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VerifyMe, Inc.

Date: September 24, 2026	By:	/s/ Adam Stedham
Adam Stedham Chief Executive Officer and President